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EXHIBIT 99.1

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Brian E. Côté Chief Financial Officer (949) 509-4420

DOWNEY FINANCIAL CORP. ANNOUNCES THIRTEEN
MONTH SELECTED FINANCIAL DATA

          Newport Beach, California — August 15, 2008 — Downey Financial Corp. (NYSE: DSL) today released monthly selected financial data for the thirteen months ended July 31, 2008.

          Although, as previously reported, Downey experienced elevated levels of deposit withdrawals in July, deposit flows so far in August have stabilized. In fact, deposit balances have increased, recovering about 45% of the net deposit outflow that occurred in July. The bulk of the inflow is in certificates of deposit with 6 to 18 months duration. This increase was due, in part, to management’s decision to reinstitute deposit advertising following a long period of not doing so.

          Deposits declined by $507 million in July to $9.4 billion at month end, with the majority of the decline related to uninsured deposit amounts. Management believes this occurred as a result of depositor concern over deposit insurance coverage following the failure of a large California financial institution as well as publicity and speculation regarding Downey and the performance of its loan portfolio.

          “For over 50 years, Downey’s number one priority has been to focus on providing our customers with outstanding service,” said Thomas E. Prince, interim Chief Executive Officer. “We are encouraged by our positive relationships with our valued depositors, and by the stabilization we have seen in deposit activity this month.”

          Borrowings increased by $1.3 billion in July. The increase was necessitated, in part, by the decline in deposits. The balance of the increase was used primarily to increase cash and short-term liquid assets to meet potential liquidity needs, with those assets increasing $653 million in July. Provided deposit flows remain stable with withdrawals at historic levels, Downey believes its current sources of funds are adequate to meet its obligations while maintaining liquidity at appropriate levels.

          Non-performing assets increased 3% during July, the lowest monthly increase this year. Due to an increase in total assets during July, the ratio of non-performing assets to assets declined from 15.50% at June 30, 2008, to 15.08%. During July, the amount of performing troubled debt restructurings declined as the amount removed from non-accrual status due to six consecutive months of timely loan payments exceeded the amount of loans newly modified. In addition, sales of real estate acquired in the settlement of loans increased almost 50% from June's level, while the number of new homes obtained from foreclosure declined 6%.

          Downey Financial Corp. is the parent company of Downey Savings and Loan Association, F.A., with assets of $13.4 billion and 169 branches throughout California and five in Arizona.

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DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
Monthly Selected Financial Data (Unaudited)

(Dollars in Thousands)	Jul. 31, 2008	Jun. 30, 2008	May 31, 2008	Apr. 30, 2008	Mar. 31, 2008	Feb. 29, 2008	Jan. 31, 2008	Dec. 31, 2007	Nov. 30, 2007	Oct. 31, 2007	Sep. 30, 2007	Aug. 31, 2007	Jul. 31, 2007

Balance sheet summary
Total assets	$13,379,950	$12,632,319	$12,783,866	$13,145,120	$13,131,349	$13,415,108	$13,555,878	$13,409,057	$13,535,656	$14,182,233	$14,417,717	$14,366,680	$14,657,661
Loans receivable held for investment, net	10,703,276	10,631,012	10,739,610	10,674,245	10,616,503	10,794,894	10,943,458	11,033,160	11,324,527	11,477,114	11,601,845	11,725,121	11,921,877
Loans held for sale, at lower of cost or fair value	84,516	85,558	113,042	106,635	109,253	116,632	86,075	103,384	79,245	104,265	90,228	94,912	145,190
MBS available for sale, at fair value	105	106	107	108	109	110	111	111	111	111	112	113	114
Cash, investment securities and FHLB stock	1,823,057	1,170,402	1,206,941	1,689,314	1,763,273	1,873,535	1,935,470	1,710,583	1,690,570	2,173,884	2,299,959	2,145,314	2,209,551
Deposits	9,373,703	9,880,978	10,046,208	10,062,116	10,244,289	10,310,251	10,338,286	10,496,041	10,612,031	10,616,627	10,662,618	10,804,339	11,005,347
FHLB advances and other borrowings	2,909,431	1,622,872	1,428,871	1,752,122	1,537,602	1,507,585	1,355,679	1,197,100	1,194,828	1,576,505	1,875,217	1,769,081	1,772,685
Senior notes	198,559	198,543	198,526	198,510	198,494	198,477	198,461	198,445	198,429	198,413	198,398	198,382	198,367
Non-performing assets as a % of total assets
Performing troubled debt restructurings (a)	3.64%	4.34%	4.56%	4.59%	4.49%	4.12%	3.57%	2.99%	2.05%	1.09%	0.67%	0.31%	0.04%
All other non-performing assets	11.44	11.16	9.77	8.65	7.41	6.63	5.55	4.78	3.72	2.77	2.27	1.96	1.77

Total non-performing assets	15.08%	15.50%	14.33%	13.24%	11.90%	10.75%	9.12%	7.77%	5.77%	3.86%	2.94%	2.27%	1.81%
Loan activity for the month ended
Loans for investment portfolio:
Originations and purchases:
Residential one-to-four units	$231,224	$196,878	$271,920	$281,780	$232,127	$75,740	$127,459	$192,208	$98,410	$103,877	$165,724	$171,857	$94,681
All other	18,131	36,236	13,580	14,949	1,175	1,513	694	19,915	10,862	905	738	7,755	8,250
Repayments	(117,429)	(111,176)	(131,520)	(170,055)	(174,645)	(192,639)	(185,658)	(276,819)	(240,038)	(231,005)	(223,419)	(370,405)	(385,801)
Loans for sale:
Originations and purchases	69,551	64,024	73,954	73,748	83,090	90,150	64,116	59,626	59,159	73,268	64,144	71,983	108,704
Sales	(69,242)	(90,538)	(65,869)	(78,706)	(89,024)	(58,158)	(81,805)	(33,284)	(84,441)	(58,183)	(66,137)	(120,636)	(150,547)
Mortgage loans serviced for others
Total	$5,377,801	$5,435,529	$5,390,280	$5,449,562	$5,431,475	$5,462,334	$5,549,517	$5,525,357	$5,553,615	$5,608,891	$5,622,331	$5,743,797	$5,898,401
With capitalized mortgage servicing rights: (b)
Amount	2,473,370	2,471,000	2,440,693	2,436,523	2,428,098	2,416,947	2,431,570	2,436,278	2,429,506	2,418,279	2,419,432	2,418,387	2,409,926
Weighted average interest rate	5.87%	5.87%	5.87%	5.87%	5.88%	5.88%	5.88%	5.88%	5.86%	5.85%	5.83%	5.81%	5.80%
Interest rate spread data(c)
Weighted average yield:
Loans and MBS	6.46%	6.57%	6.73%	6.96%	7.10%	7.22%	7.31%	7.41%	7.45%	7.42%	7.45%	7.47%	7.46%
Investment securities (d)	4.65	4.88	4.89	4.99	5.01	5.03	5.03	5.09	5.23	5.41	5.50	5.52	5.51

Interest-earning assets yield	6.28	6.44	6.58	6.73	6.84	6.93	7.00	7.14	7.18	7.12	7.15	7.19	7.18

Weighted average cost:
Deposits	2.86	2.95	3.08	3.25	3.47	3.69	3.87	3.92	3.93	3.97	3.96	3.94	3.97
FHLB advances and other borrowings (e)	3.49	3.29	3.48	3.25	3.46	4.31	4.89	5.61	5.75	5.68	5.71	5.80	5.93
Senior notes	6.50	6.50	6.50	6.50	6.50	6.50	6.50	6.50	6.50	6.50	6.50	6.50	6.50

Combined funds cost	3.06	3.06	3.18	3.31	3.52	3.82	4.03	4.14	4.16	4.23	4.26	4.24	4.28

Interest rate spread	3.22%	3.38%	3.40%	3.42%	3.32%	3.11%	2.97%	3.00%	3.02%	2.89%	2.89%	2.95%	2.90%

(a)  Represents loans modified pursuant to our borrower retention program, which are considered TDRs and are on non-accrual status. To the extent these loans remain current with their loan payments, we distinguish them from total non-performing assets because their modified interest rates are no less than those offered new borrowers at modification. These performing TDR loans will be removed from both non-accrual status and non-performing assets after six consecutive months of successful payment history; however, they will continue to be reported as TDRs. At July 31, 2008, approximately 79% of these loans had made all payments due and $442 million were returned to accrual status and excluded from non-performing assets.
(b)  The estimated fair value may exceed book value for certain asset strata and excluded loans sold or securitized prior to 1996 and loans sub-serviced without capitalized mortgage servicing rights for periods in 2007.
(c)  Excludes adjustments for non-accrual loans, amortization of net deferred costs to originate loans, premiums and discounts, prepayment and late fees and FHLB stock dividends.
(d)  Includes the yield on investment securities accounted for on a trade-date basis but for which interest income will not be recognized until settlement. Yields for securities available for sale are calculated using historical cost balances and are not adjusted for changes in fair value that are reflected as a separate component of stockholder's equity.
(e)  Includes the impact of interest rate swap contracts, with notional amounts of $430 million of receive-fixed, pay-3-month LIBOR variable interest, which contracts serve as a permitted hedge against a portion of our FHLB advances.

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